SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                              February 6, 2003
              Date of Report (Date of earliest event reported)


                       Golf Product Technologies, Inc.
            (Exact name of registrant as specified in its charter)



                                   Florida
                 (State or other jurisdiction of incorporation)


        000-49810                                            65-1129207
        (Commission File Number)             (IRS Employer Identification No.)


                      5800 Hamilton Way, Boca Raton, FL  33496
                      (address of principal executive offices)


                                 (561) 862-0529
             (Registrant's telephone number, including area code)


          875 East Silverado Ranch, Suite 2176, Las Vegas, Nevada 89123 (Former name and former address, if changed since last report.)

Item 1.  Changes in Control of Registrant.

On February 6, 2003 Golf Product Technologies, Inc. ("Golf Product Technologies" or the "Registrant") learned that One World Payment Systems Inc. ("OneWPS") has decided to terminate the previously announced Stock Purchase Agreement ("Agreement") with the Registrant.

As a result of OneWPS's decision, the (split adjusted) 7,000,002 shares of common stock of Registrant delivered to the OneWPS shareholders pursuant to the Agreement are being returned to Registrant and cancelled. Subsequent to such cancellation, Registrant will have outstanding a total of 3,686,250 shares of common stock, 3,386,250 of which are free trading.

Also as a result of the OneWPS decision, Jim Dodrill, our founder and sole officer and director, will now continue as an officer and director of Registrant. Pursuant to the Agreement Mr. Dodrill had tendered his resignation. His resignation as a director was scheduled to become effective subsequent to OneWPS filing certain information with the Securities and Exchange Commission. Although the President of ONEWPS assumed the role of Registrant's President, filing a Form 8-K announcing the transaction on December 19, 2002 OneWPS failed to file such documentation to finalize the appointment of new directors and the resignation of Mr. Dodrill.

Item 2.  Acquisition or Disposition of Assets

As detailed in Item 1 above, OneWPS has terminated the previously announced Stock Purchase Agreement ("Agreement") with the Registrant. Please see Item 1 above for additional disclosure regarding the termination of this transaction.

Item 5. Other Events and Required FD Disclosure.

As detailed in Item 1 above, OneWPS has terminated the previously announced Stock Purchase Agreement ("Agreement") with the Registrant.

The Agreement required that Registrant cease all of its business operations. Based upon the belief that the OneWPS business operations would constitute all of the business operations of Golf Product Technologies, the Registrant ceased all business operations commencing upon the execution of the Agreement. The Registrant believes that it is now imperative that it identify and acquire a new business opportunity and intends to move expeditiously to identify and acquire such an opportunity.

Please see Items 1 and 2 above for additional disclosure regarding the termination of this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: February 6, 2003
                                 Golf Product Technologies, Inc.



                                 By:  /s/ Jim Dodrill
                                 --------------------------
                                     Jim Dodrill, President

(footnote continued from previous page)

(footnote continued on next page)